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                                                                  EXHIBIT 10.83


                              CONSULTING AGREEMENT


CONSULTING AGREEMENT (the "Agreement"), dated as of the 1st day of November 2001, between Floridino International Holdings, Inc., a Florida corporation having its principal offices at [ ] ("Floridino") and Concise Management, Inc.,
a. Delaware corporation with address at 1016 Acquarian Drive, Secaucus, NJ, 07094 ("Consultant").

                                  RECITIALS:

         A. Floridino and its subsidiaries desire to engage the services of Consultant, as an independent consultant, due to its expertise in the business and financing of mergers, planning of acquisitions, sales or divestiture of companies, joint ventures, business combination, exchange offer or purchase or sale of securities or assets or strategic partnerships; and

         B. Consultant acknowledges that it has the technica1 knowledge and business background and experience to undertake its duties hereunder and will diligently and faithfully render the services requested of it.

         NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, it is agreed as follows:

         1. Term. Subject to the terms of this Section 1 and Section 5, this Agreement shall commence on the date hereof (the "Effective Date") and expire on December 31, 2002 (the date on which this Agreement shall expire, as such date may be extended in accordance with the terms of this Section 1 is hereinafter referred to as the "Expiration Date"). Subject to the terms of
Section 5, unless (i) Floridino gives Consultant 60 days written notice of its desire not to renew this Agreement prior to December 31, 2002 or any December 31 thereafter or, (ii) Consultant gives Floridino 90 days written notice of its desire not to renew this Agreement prior to December 31, 2002 or any December 31 thereafter, this Agreement will be automatically extended for further period(s) of one year from the then current Expiration Date (the "Extended Period") on the same terms and conditions as herein set forth. Except when the contrary is indicated, the phrase "the term of this Agreement" shall henceforth be deemed to include the Extended Period.

         2.       Services, Availability of Consultant.

         (a) Floridino hereby engages Consultant to provide the services hereunder described and to faithfully perform all the obligations set forth herein.

         (b) Floridino acknowledges that a significant portion of Consultant's time will be in activities unrelated to Floridino but it will endeavor to arrange its schedule so that at least it will be available to Floridino approximately eighteen (18) working hours a week.

         3. Duties. Consultant (i) shall render advice to Floridino and its subsidiaries with respect to any merger, acquisition, sale or divestiture, involving Floridino or its subsidiaries, including but not limited to any consolidation, merger, recapitalization, joint venture, business combination, exchange offer or purchase or sale of securities or assets and (ii) shall render all


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services of the nature of the services that Chief Financial Officer would render ((i) and (ii) collectively defined as the "Consultant Services").

         4. Compensation and Stock Options. As full compensation for the performance of Consultant's obligations herein, Floridino shall pay to the Consultant for the performance of the Consultant Services and adherence to the covenants and undertakings of Consultant under this Agreement.

         (i) a fee at the rate of $150,000 per annum, to be payable in 12 equal, consecutive and successive monthly installments on the fifteenth (15th) day of each month for that calendar month, each in the amount of $12,500, commencing on December 15, 2001.

         (ii) stock-options ("Options") to purchase up to 150,000 shares of common stock of Floridino at an exercise price equal to $3.13 (the closing price of the common stock of Floridino on the date hereof) pursuant to Floridino's Stock Incentive Plan ("Plan"), which Plan is subject to approval by the Company's shareholders. Floridino has provided Consultant with a copy of the Plan and Consultant acknowledges that it has reviewed the Plan, is familiar with the terms and conditions of the Plan and has had the opportunity to ask questions about the Plan. 50% of the Options shall vest on the six-month anniversary of the Effective Date and the balance shall vest on the one-year anniversary of the Effective Date. Notwithstanding the preceding sentence, all of the unvested Options will vest immediately prior to: (i) the sale of more than fifty percent (50%) of the stock of the Floridino; (ii) the sale of all or substantially all of Floridino's assets; or (iii) the merger or reoganization of Floridino in which Floridino is not the surviving entity.

         (iii) for every Extended Period, stock-options (the "Additional Options") to purchase up to 150,000 shares of common stock of Floridino at an exercise price equal to the closing price of the shares of common stock of Floridino on the first day of such Extended Period (each, a "New Effective Date"). 50% of each Additional Options shall vest on the six-month anniversary of the each New Effective Date and the balance of such Additional Options shall vest the one-year anniversary of the each New Effective Date. Notwithstanding the preceding sentence, all of the unvested Additional Options will vest immediately prior to: (i) the sale of more than fifty percent (50%) of the Stock of the Floridino; (ii) the sale of all or substantially all of Floridino's assets; or (iii) the merger or reorganization of Floridino in which Floridino is not the surviving entity.

         (iv) reimbursement of all reasonable out-of-pocket expenses incurred by Consultant in the performance of the Consultant Services, to be paid within fifteen (15) days of invoice by Consultant.

         The exercise period for the Options and the Additional Options shall be for a period of 10 years from the data of grant, which is the Effective Date in the case of the Options and each New Effective Date, in the case of the Additional Options.

         5. Return of Documents. On termination of this Agreement or at any time upon the request of Floridino, Consultant shall return to Floridino all documents, including all copies thereof and all other property relating to the business or affairs of Floridino, including, without limitation, customer lists, agents or representatives lists, all financial information, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collective as the "Materials"), in its possession or control, no matter from whom or in what manner it may have acquired such property, Consultant acknowledges and agrees that all of the materials are property of Floridino and releases all claims of right of ownership thereto


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         6.       Confidentiality.

         (a) Consultant acknowledges it will have access to operating, financial and other information of Floridino and its subsidiaries and customers of Floridino including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm Floridino or any of its subsidiaries ("Confidential Information"). Consultant also acknowledges that the foregoing provides Floridino with a competitive advantage (or that could be used to the disadvantage of Floridino by a competitor). Consultant also acknowledges the interest of Floridino in maintaining the confidentiality of such information and consultant shall not, nor any person acting on behalf of Consultant, divulge, disclose or make known in any way or use for the individual benefit of Consultant or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established by Consultant to be in the public domain otherwise than as a result of its unauthorized disclosure by Consultant to any other person.

         (b) The customers of Floridino entrust Floridino with responsibility for their business in the expectation that Floridino will hold all such matters, including in some cases the fact that they are doing business with Floridino and the specific transactions in which they are engaged, in the strictness confidence ("Customer Confidence"). Consultant covenants that during the term of this Agreement and after the termination of this Agreement, it will hold all Customer Confidence in a fiduciary capacity and will not directly or indirectly disclose or use such information.

         (c) Consultant hereby assigns to Floridino its entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written or otherwise created solely by it or jointly with others, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of Floridino. Consultant, after the termination of this Agreement, shall return to Floridino (and shall not retain any copies or excerpts therefrom) all documents notes, analysis or complications, including all copies thereof, and all other property relating to Floridino ("Floridino Documents") including, but not limited to, documents generated by Consultant pursuant to its relation with Floridino.

         (d) Consultant acknowledges that Floridino has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the activities or Consultant, Consultant provides information to a competitor of Floridino.

         (e) Consultant further acknowledges that all customers it services or deals with while providing services for Floridino are customers of Floridino and not Consultant's personally. Consultant also acknowledges that, by virtue of this Agreement with Floridino, Consultant has gained or will gain knowledge of the identity, characteristics and preferences of the customers of Floridino, and that Consultant will not use such Customer Confidences and Confidential Information at any time.

         (f) Consultant acknowledges that Floridino would not have an adequate remedy at law for breach of any of the covenants and agreements contained in Sections 6 and 7 and Consultant


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hereby consents to enforcement of the same by Floridino by means of a temporary and/or permanent injunction issued by any court having jurisdiction thereof and that such injunction remedy is in addition to, and not in lieu of, any other remedies, including damages, to which Floridino may be entitled to as a result of such breach. Consultant further acknowledges that Floridino shall not be required to file a bond or make any cash or other deposit in connection with any proceedings it undertakes to secure a temporary and/or permanent injunction.

         7.       Several Covenants.

         (a) Consultant undertakes that during the term of this Agreement and for a period of 36 months thereafter that it will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

                  (i) hire, or attempt to hire for employment, any person who is or was an employee of Floridino within the twelve month period prior to the date of termination of this Agreement, or attempt to influence any such persons to terminate his employment by Floridino; or

                  (ii) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Floridino and any of its employees, or disparage the business or reputation of Floridino to any such person.

         (b) Consultant undertakes that during the term of this Agreement and for a period equal to 120 months thereafter, it will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

                  (i) solicit, service or accept any actual or prospective accounts, clients or customers who were such during the term of this Agreement;

                  (ii) influence or attempt, directly or indirectly to influence any of the accounts, customers or clients referred to in Subsection 7(b)(i) to transfer their business or patronage from Floridino to any other person or company engaged in a similar business.

                  (iii) assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 7(b)(i); or

                  (iv) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Floridino and any of its customers or clients referred to in Subsection 7(b)(i), or any other person, or disparage the business or reputation of Floridino to any such person.

         (c) Consultant undertakes that during the term of this Agreement and for a period of 60 months thereafter it will not, directly or indirectly, disparage the business or reputation of Floridino to any customers or clients referred to in Subsection 7(b)(i), or any other person.

         8. Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of Consultant under Sections 6 and 7 herein too lengthy, the provisions of those Sections 6 and 7 shall nevertheless stand, the period of restriction shall be


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deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

         9. Notices. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

         (a)      if to Consultant, to:
                  Concise Management, Inc.
                  1016 Acquarian Drive, Secaucus, NJ 07094
                  Attn: Rodney Bell

         (b)      if to Floridino, to:

                  Floridino International Holdings, Inc.

                  [        ]
                  Attn: President

                  with a copy to:

                  David W. Sloan, Esq.
                  Proskauer Rose, LLP
                  1585 Broadway
                  New York, New York 10036

         10. Independent Contractor. Consultant is and shall at all times be an independent contractor, rather than a co-venture, agent, employee, or representative of Floridino. Consultant shall not, and has no power to, bind Floridino in any manner.

         11.      Additional Provisions.

         (a) This Agreement shall inure to the benefit of, and be binding upon, Floridino and Consultant and their respective successors and assigns; provided, however, that an assignment by Floridino shall not release it from its obligations hereunder if the successor is not a financially viable entity. Consultant may not assign or delegate the performance of any of its rights and/or obligations under this Agreement.

         (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.

         (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.


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         (d)      If any provision of this Agreement is invalid or
unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

         (e) Consultant acknowledges that prior to the execution of this Agreement if had full opportunity to consult with its independent attorneys and advisors as it deemed appropriate and it fully understands the nature and scope of its rights and obligations hereunder.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of law provisions. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

                  IN WITNESS WHEREOF, the parties have executed this Agreement or cause this Agreement to be executed on the date first above written.


                                        Floridino International Holdings, Inc.

                                        By:  /s/ Nick Pirgousis
                                            -----------------------------------
                                        Name: Nick Pirgousis
                                        Title: President



                                        Concise Management, Inc.

                                        By:  /s/ Rodney Bell
                                            -----------------------------------
                                        Name: Rodney Bell
                                        Title: President


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